                                 EXHIBIT 99.C6


                             Jones & Blouch L.L.P.
                                 Suite 405 West
                       1025 THOMAS JEFFERSON STREET, N.W.
                          WASHINGTON, D.C. 20007-0805
                                 (202) 223-3500



                                 April 24, 1998



The Board of Directors
The Manufacturers Life Insurance
     Company of America
500 N. Woodward Avenue
Bloomfield Hills, MI 48304



Dear Sirs:



     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 7 to the registration statement on Form S-6 of Separate Account Three of The Manufacturers Life Insurance Company of America, File No. 33-77256, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                 Very truly yours,

                             /s/ Jones & Blouch L.L.P.

                                 Jones & Blouch L.L.P.